UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

As previously reported, on July 18, 2008, First Trinity Financial Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Brooke Capital Corporation (“Brooke”), pursuant to which the Company was to acquire, for a purchase price not to exceed $8,000,000 adjusted in accordance with the Agreement, all of the outstanding shares of capital stock of First Life American Corporation (“First Life”). First Life is the wholly owned subsidiary of Brooke. The purchase was subject to approval by the Kansas Insurance Commissioner.

On August 29, 2008, the Company and Brooke entered into Amendment No. 1 to the Agreement (the “Amendment”) in which the Company and Brooke agreed to amend Section 2.2 of the Agreement. The Amendment changed the Agreement by changing the source to be used in determining the “Estimated Closing Date Adjusted Capital and Surplus”.

The acquisition was approved by the Kansas Insurance Commissioner on October 17, 2008. However, on October 28, 2008, Brooke filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Kansas. The filing occurred before the purchase of First Life was closed.

On December 9, 2008, the Company and the bankruptcy court-appointed Trustee for Brooke entered into Amendment No. 2 to the Agreement. This second amendment made several changes to the Agreement. Among others, it rescinded Amendment No. 1, changed the purchase price to a fixed price of $2,500,000, and made the sale subject to Bankruptcy Court approval pursuant to Section 363(c) of the Bankruptcy Code. A hearing on the sale has been set in the Bankruptcy Court for December 22, 2008. The approval of the sale by the Kansas Insurance Commissioner expires after 60 days from October 17, 2008. The Company and the trustee have each requested extensions and approval is anticipated.

Forward-Looking Statements

This disclosure contains forward-looking information concerning the pending acquisition of FLAC by FTFC. Such forward-looking statements include, but are not limited to, statements concerning FTFC’s expectations regarding the filing of the Form A with the Kansas Insurance Department. These statements reflect FTFC’s current views. They are based on assumptions and are subject to risks and uncertainties relating to the Agreement, including obtaining all requisite regulatory approvals in a timely fashion, absence of a material adverse effect on FTFC, satisfaction of all other conditions to the Agreement, approval by the bankruptcy court and timely closing of the Agreement by both FTFC and the Bankruptcy Trustee. FTFC also refers you to its 2007 Form 10-KSB for a description of FTFC’s business environment and important other factors that may affect its business, including its language regarding forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

1.1	Amendment No. 2 to Stock Purchase Agreement dated December 9, 2008 (schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. FTFC agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: December 12, 2008	By:	/s/Gregg Zahn
Gregg Zahn President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment No. 2 to Stock Purchase Agreement dated December 9, 2008 (schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. FTFC agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)